EXHIBIT 99.1
MiMedx Announces Third Quarter 2020 Financial Results
Third Quarter Net Sales of $64.3 Million, Above Preliminary Range
Common Stock Relisted on The Nasdaq Stock Market Under the Ticker Symbol “MDXG”
Company to Host Conference Call on November 5, 2020 at 8:30 AM ET
MARIETTA, Ga., November 4, 2020 -- MiMedx Group, Inc. (Nasdaq: MDXG) (“MiMedx” or the “Company”), an industry leader in advanced wound care and a therapeutic biologics company, today announced the filing of its third quarter 2020 Form 10-Q for the period ended September 30, 2020.

Timothy R. Wright, MiMedx Chief Executive Officer, commented, “We are pleased to have achieved several key objectives, including a strong rebound in sequential sales growth, the launch of EpiCord® Expandable, and importantly, the relisting of our shares today on Nasdaq. We are investing across Commercial, Research and Development, and Manufacturing, with strategic initiatives designed to achieve profitable growth and expand our core market. Bolstered by the recent addition of coverage for EpiFix® by the largest U.S. Commercial payor, we will be increasing the size of our salesforce and are scaling our field sales territories to ensure we have the right capacity in the right places to capture market growth. We are advancing our promising late-stage Investigational New Drug (IND) clinical trials to address unmet patient needs in large markets, and recently completed enrollment in our Plantar Fasciitis and Knee Osteoarthritis studies. Finally, the buildout of our Current Good Manufacturing Practices (CGMP) facility remains on track, positioning us to benefit from favorable cost and quality controls throughout our entire product portfolio.”

Key Third Quarter 2020 Metrics
•Third quarter net sales of $64.3 million
•Adjusted net sales1, which excludes impacts of the Company’s transition in revenue recognition, of $63.3 million
•Net loss of $19.4 million, reflecting $12.0 million of investigation, restatement and other related expenses and $8.2 million loss on extinguishment of debt
•Adjusted EBITDA2 of $6.9 million

	Quarter Ended September 30,		Year-to-Date September 30,
	(in thousands)		(in thousands)
	2020	2019	2020	2019
Net sales	$ 64,303	$ 88,863	$ 179,686	$ 222,855
Net (loss) income	(19,417)	12,379	(32,704)	(18,104)
EBITDA[2]	(7,864)	16,235	(23,997)	(10,266)
Adjusted EBITDA[2]	6,939	7,586	20,294	27,988
Net loss per common share - basic	$ (0.48)	$ 0.12	$ (0.60)	$ (0.17)
Net loss per common share - diluted	$ (0.48)	$ 0.11	$ (0.60)	$ (0.17)

1.Adjusted Net Sales is a non-GAAP financial measure. See “Reconciliation of GAAP Net Sales to Adjusted Net Sales and Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA” for a reconciliation of Adjusted Net Sales to Net Sales, located in “Selected Unaudited Financial Information” of this release.
2.EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Reconciliation of GAAP Net Sales to Adjusted Net Sales and Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA” for a reconciliation of EBITDA and Adjusted EBITDA to Net loss, located in “Selected Unaudited Financial Information” of this release.

Net sales for the third quarter of 2020 were $64.3 million, primarily recognized on an “as-shipped” basis, a 28% decrease compared to net sales for the same period in 2019 of $88.9 million, recognized on a “cash-receipts” basis. Net sales for the quarter ended September 30, 2019, include a benefit of $21.4 million resulting from a change in the Company’s methods for recognizing revenue from the time of cash collection to the time of shipment (the “Transition”). For more information regarding the Transition, refer to Note 3 to the Consolidated Financial Statements included in the Company’s 2019 Annual Report on Form 10-K. Included in the three months ended September 30, 2020, is $1.0 million of cash collected related to sales made prior to the transition in the Company’s revenue recognition methodology.

Adjusted net sales, which excludes impacts of the Company’s transition in revenue recognition and cash collected on the remaining contracts, were $63.3 million, a decrease of 6.2% from the third quarter of 2019. Cash collections in the third quarter of 2019 were higher than shipments in that period. On an “as-shipped” basis, revenue between the two periods were relatively consistent.

Gross margin in the third quarter of 2020 was 84.0% as compared to 85.1% in the third quarter of 2019. Excluding the impact of the transition in revenue recognition, gross margin in the current period was 84.0%, compared to 84.8% for the year ago period. This decrease is primarily a result of the higher quality standards of CGMP and lower production yield.

Selling, general and administrative expenses for the third quarter of 2020 were $48.0 million, or a decrease of 6.3% compared to the third quarter of 2019. The decrease was driven, in part, by lower expenses related to travel restrictions implemented by the Company, reduced severance expenses, and the result of fewer legal, consulting, and accounting expenses, exclusive of those recognized in investigation, restatement and related expenses.

Investigation, restatement and related expenses for the third quarter of 2020 were $12.0 million, consisting of costs incurred under indemnification agreements with the Company’s former management and the resolution of certain legal matters involving the Company. These expenses were $7.2 million in the third quarter of 2019, which primarily consisted of legal and restatement expenses.

Research and development expenses were $3.4 million for the third quarter of 2020, compared to $2.7 million for the third quarter of 2019. The increase is driven by consulting fees related to the Company’s clinical research efforts. The Company expects these costs to increase over time as it invests in additional clinical and scientific research, including internal product development, clinical efficacy and economic data, and pre-clinical research supportive of future growth objectives.

Net loss in the third quarter of 2020 was $19.4 million, and reflected the investigation, restatement and related expenses of $12.0 million, along with the $8.2 million loss on extinguishment of debt early in the quarter. This compares to net income of $12.4 million in the third quarter of 2019 that included a net benefit of $18.6 million related to the transition in the Company’s revenue recognition methodology and $7.2 million of investigation, restatement and related expenses.

Adjusted EBITDA was $6.9 million in the third quarter of 2020, or 10.8% of net sales, compared to $7.6 million in the third quarter of 2019, or 8.5% of net sales. The current period amount is 11.0% of adjusted net sales, compared to 11.2% of adjusted net sales in the prior year period, as the impact of continued cost management offset the higher level of R&D spending.

As of September 30, 2020, the Company had approximately $109.6 million of cash and cash equivalents, compared to $69.1 million as of December 31, 2019. Cash and cash equivalents, net of debt, were $62.0 million at September 30, 2020, compared to $3.4 million at December 31, 2019.

Peter M. Carlson, MiMedx Chief Financial Officer, said, “By adapting to the current environment, we continue to manage our costs well and will remain prudent in our spending. Our healthy cash position, supported by $150 million in proceeds from our private equity and debt financings in July, gives us the financial flexibility to invest in initiatives that strengthen our core business, and to pursue new growth opportunities, including our late-stage pipeline that targets unmet patient needs, while also addressing remaining legal contingencies.”

Recent Developments

•In November, announced that the largest U.S. commercial payor will provide coverage for EpiFix in the treatment of diabetic foot ulcers.
•In October, announced relisting on The Nasdaq Stock Market under the ticker symbol “MDXG”.
•In September, concluded enrollment for Phase 2B study of its micronized injectable amniotic tissue product in patients with osteoarthritis of the knee.
•In September, concluded enrollment for Phase 3 study of plantar fasciitis, an inflammation of the fibrous tissue along the bottom of the foot that results in intense pain.
•In September, launched EpiCord Expandable, the first and only expandable allograft derived from the umbilical cord, as the latest advancement to its product portfolio. This new placental tissue allograft provides healthcare professionals an additional option to support the advanced wound care needs of their patients with larger, chronic, and hard-to-heal wounds.

Conference Call and Webcast

MiMedx will host a conference call and webcast to review its third quarter 2020 results on Thursday, November 5, 2020, beginning at 8:30 am, Eastern Time. The call can be accessed using the following information:

Webcast: https://edge.media-server.com/mmc/p/btane6hp
U.S. Investors: 877-359-9508
International Investors: 224-357-2393
Conference ID: 9580567

A replay of the webcast will be available for approximately thirty days on the Company’s website at www.mimedx.com following the conclusion of the webcast.

Important Cautionary Statement

This press release contains forward-looking statements. All statements relating to events or results that may occur in the future are forward-looking statements, including, without limitation, statements regarding future profitable growth, expansion of our core market, advancement of our clinical trials, the buildout of our CGMP facility, potential future cost and quality control benefits, and the anticipated effects of the COVID-19 pandemic. Other forward-looking statements generally can be identified by words such as “expect,” “will,” “intend,” “seek,” “target,” “future,” “plan,” “continue,” “potential,” “possible,” “could,” “would,” “may,” “anticipate,” “to be” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to differ materially from those expressed or implied by any such forward-looking statements. Factors that may cause such a difference include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this release is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this release in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions and not to place undue reliance on forward-looking statements.

About MiMedx

MiMedx® is an industry leader in advanced wound care and a therapeutic biologics company developing and distributing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Contact

Hilary Dixon
Investor Relations & Corporate Communications
770.651.9066
investorrelations@mimedx.com
Selected Unaudited Financial Information

MiMedx Group, Inc. Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)
	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$ 109,595	$ 69,069
Accounts receivable, net	33,042	32,327
Inventory, net	11,023	9,104
Prepaid expenses	1,492	6,669
Income tax receivable	10,853	18
Other current assets	5,469	6,058
Total current assets	171,474	123,245
Property and equipment, net	10,255	12,328
Right of use asset	4,031	3,397
Goodwill	19,976	19,976
Intangible assets, net	7,168	7,777
Other assets	420	443
Total assets	$ 213,324	$ 167,166

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 9,049	$ 8,710
Accrued compensation	18,528	21,302
Accrued expenses	28,363	32,161
Current portion of long-term debt	─	3,750
Other current liabilities	1,357	1,399
Total current liabilities	57,297	67,322
Long-term debt, net	47,627	61,906
Other liabilities	4,422	3,540
Total liabilities	$ 109,346	132,768
Convertible preferred stock Series B	$ 91,108	$ ─
Stockholders’ equity
Preferred stock Series A	$ ─	$ ─
Common stock	113	113
Additional paid-in capital	158,318	147,231
Treasury stock	(10,717)	(10,806)
Accumulated deficit	(134,844)	(102,140)
Total stockholders' equity	12,870	34,398
Total liabilities, convertible preferred stock, and stockholders' equity	$ 213,324	$ 167,166

MiMedx Group, Inc. Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$ 64,303	$ 88,863	$ 179,686	$ 222,855
Cost of sales	10,289	13,205	28,513	30,372
Gross profit	54,014	75,658	151,173	192,483

Operating expenses:
Selling, general and administrative	48,046	51,258	132,316	152,761
Investigation, restatement and related	12,027	7,242	39,065	46,374
Research and development	3,372	2,691	8,281	8,421
Amortization of intangible assets	276	269	818	769
Impairment of intangible assets	—	—	—	446
Operating (loss) income	(9,707)	14,198	(29,307)	(16,288)

Other (expense) income, net
Loss on extinguishment of debt	(8,201)	—	(8,201)	—
Interest expense, net	(1,472)	(2,255)	(6,433)	(2,313)
Other income (expense), net	1	127	(2)	272

(Loss) income before income tax provision	(19,379)	12,070	(43,943)	(18,329)
Income tax provision (expense) benefit	(38)	309	11,239	225
Net (loss) income	$ (19,417)	$ 12,379	$ (32,704)	$ (18,104)
Net (loss) income available to common stockholders	$ (51,982)	$ 12,379	$ (65,269)	$ (18,104)
Net loss per common share – basic	$ (0.48)	$ 0.12	$ (0.60)	$ (0.17)
Net loss per common share – diluted	$ (0.48)	$ 0.11	$ (0.60)	$ (0.17)
Weighted average shares outstanding – basic	108,493,208	107,157,561	108,222,419	106,929,643
Weighted average shares outstanding – diluted	108,493,208	109,590,008	108,222,419	106,929,643

MiMedx Group, Inc. Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)
	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$ (32,704)	$ (18,104)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Effect of change in revenue recognition	—	(17,382)
Share-based compensation	11,452	9,199
Loss on extinguishment of debt	8,201	—
Depreciation	4,494	4,981
Amortization of intangible assets	818	769
Amortization of deferred financing costs	1,811	752
Bad debt expense	616	—
Non-cash lease expenses	702	714
Reserve for inventory obsolescence	(171)	413
Loss on fixed asset disposal	—	318
Impairment of intangible assets	—	1,258
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(1,331)	—
Inventory	(1,748)	3,539
Prepaid expenses	5,177	4,778
Income taxes	(10,835)	(389)
Other assets	1,633	(3,515)
Accounts payable	339	(5,444)
Accrued compensation	(2,775)	(1,948)
Accrued expenses	(4,835)	5,596
Other liabilities	(840)	(1,825)
Net cash flows used in operating activities	(19,996)	(16,290)

Cash flows from investing activities:
Purchases of equipment	(2,073)	(1,055)
Principal payments from note receivable	—	2,722
Patent application costs	(209)	(370)
Net cash flows (used in) provided by investing activities	(2,282)	1,297

Cash flows from financing activities:
Proceeds from exercise of stock options	370	108
Stock repurchases for tax withholdings on vesting of restricted stock	(2,409)	(1,283)
Deferred financing cost	(2,782)	(6,640)
Proceeds from term loan	59,500	72,750
Repayment of term loan	(83,872)	(938)

Prepayment premium on early repayment of term loan	(1,439)	—
Proceeds from sale of Series B convertible preferred stock	100,000	—
Stock issuance costs	(6,564)	—
Net cash flows provided by financing activities	62,804	63,997
Net change in cash	40,526	49,004
Cash and cash equivalents, beginning of period	69,069	45,118
Cash and cash equivalents, end of period	$ 109,595	$ 94,122

Reconciliation of GAAP Net Sales to Adjusted Net Sales and Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

In addition to our GAAP results, we provide certain non-GAAP metrics including Adjusted Net Sales, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measurements are not a substitute for GAAP measurements. Company management uses these Non-GAAP measurements as aids in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies. Adjusted Net Sales is intended to allow one to understand the trend, if any, in sales and to facilitate comparison of sales amounts in periods that used different revenue recognition methods. EBITDA is intended to provide a measure of the Company’s operating performance as it eliminates the effects of financing and capital expenditures. EBITDA consists of GAAP net loss excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest expense, net and (iv) loss on extinguishment of debt, and (v) income tax provision (benefit). Adjusted EBITDA is intended to provide a normalized view of EBITDA and our broader business operations that we expect to experience on an ongoing basis by removing items that may be irregular, one-time, or non-recurring from EBITDA; most significantly those expenses related to the Audit Committee investigation and restatement. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted EBITDA consists of GAAP net loss excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest expense, (iv) income tax provision (benefit), (v) costs incurred in connection with the Audit Committee investigation and restatement, (vi) the effect of the Company’s change in revenue recognition pattern, (vii) impairment of intangibles, and (viii) share-based compensation. A reconciliation of (i) Adjusted Net sales to GAAP Net Sales, (ii) GAAP Net Loss to EBITDA, and (iii) Adjusted EBITDA appears in the table below (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30
	2020	2019	2020	2019
Net sales	$ 64,303	$ 88,863	$ 179,686	$ 222,855
Effect of change in revenue recognition	(1,039)	(21,385)	(7,240)	(21,385)
Adjusted net sales	$ 63,264	$ 67,478	$ 172,446	$ 201,470

	Three Months Ended September 30,		Nine Months Ended September 30
	2020	2019	2020	2019
Net (loss) income	$ (19,417)	$ 12,379	$ (32,704)	$ (18,104)
Net margin	(30.2%)	13.9%	(18.2%)	(8.1%)
Non-GAAP Adjustments:
Depreciation expense	1,566	1,641	4,494	4,981
Amortization of intangible assets	276	269	818	769
Interest expense, net	1,472	2,255	6,433	2,313
Loss on extinguishment of debt	8,201	—	8,201	—
Income tax provision expense (benefit), net	38	(309)	(11,239)	(225)
EBITDA	$ (7,864)	$ 16,235	$ (23,997)	$ (10,266)
EBITDA margin	(12.2%)	18.3%	(13.4%)	(4.6%)
Additional Non-GAAP Adjustments
Costs incurred in connection with the Audit Committee investigation and restatement	12,027	7,242	39,065	46,374
Effect of change in revenue recognition	(893)	(18,577)	(6,226)	(18,577)
Impairment of intangible assets	—	—	—	1,258
Share-based compensation	3,669	2,686	11,452	9,199
Adjusted EBITDA	$ 6,939	$ 7,586	$ 20,294	$ 27,988
Adjusted EBITDA margin	10.8%	8.5%	11.3%	12.6%
Adjusted EBITDA, % of Adjusted Net Sales	11.0%	11.2%	11.8%	13.9%